SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2010

Guidance Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33197	95-4661210
(Commission File Number)	(IRS Employer Identification No.)

215 North Marengo Avenue, Pasadena, CA	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 626-229-9191

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Change in Vesting Practices for Independent Director Re-Election Grants. The historical practice of the Company has been to grant equity awards to independent directors upon their re-election to the Board that vest with respect to 25% of the shares subject to such award on each of the first four anniversaries of the date of grant, subject to the independent director’s status as an independent director through each anniversary. Upon review and recommendation of the Compensation Committee, on April 22, 2010, the Board of Directors of the Company authorized the Administrator of the Second Amended and Restated 2004 Equity Incentive Plan to change its vesting practices for annual independent director re-election equity grants so that such grants shall vest 100% on the date that is one year after the grant date or the date of the next annual shareholder meeting, whichever date occurs first. The Board further authorized the Administrator to amend the 2010 re-election grants to directors, awarded automatically upon re-election to the Board, so that those grants vest 100% on the date that is one year after the grant date or the date of the 2011 annual shareholder meeting, whichever date occurs first. Upon recommendation of the compensation committee, the Board of Directors also approved an increase in the retainer received by the chair of the Audit Committee from $15,000 to $18,000 per year and, an increase in the retainer received by the chair of the Compensation Committee from $10,000 to $12,000.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

At the annual shareholder’s meeting on April 22, 2010, the shareholders of the Company approved the Guidance Software Second Amended and Restated 2004 Equity Incentive Plan (the “Plan”) which, among other amendments, authorized the issuance of an additional 1,500,000 shares of the Common Stock of the Company under the Plan.

The compensation committee of the board of directors of the Company will generally administer the Plan, and has the authority to grant awards under the Plan, including setting the terms of the awards. Incentives under the Plan may be granted in any one or a combination of the following forms: incentive stock options under Section 422 of the Internal Revenue Code, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, and other stock-based awards. A total of 9,088,313 shares of the Company’s common stock are authorized to be issued under the Plan. The Plan and a narrative of its terms was filed as an Exhibit to the Company’s 2010 Proxy filing.

Item 5.07	Submission of Matters to a Vote of Security Holders

Our 2010 annual meeting of shareholders was held on April 22, 2010. As of the record date for the meeting, we had 24,298,875 shares of common stock outstanding, each of which is entitled to one vote, all director nominees were elected. The voting tabulation was as follows:

Eligible votes:	24,298,875
Shares voted:	22,234,995
Percentage of eligible shares voted:	91.51%
Proxies Cast:	118

	Vote type	Voted	Voted (%)	Outstanding (%)
Shawn McCreight	For Withheld Non Votes	18,137,215 2,318,062 1,779,718	88.67 11.33	74.65 9.54 7.32
Victor Limongelli	For Withheld Non Votes	20,387,130 68,147 1,779,718	99.67 0.33	83.91 0.28 7.32
Marshall Geller	For Withheld Non Votes	19,836,723 618,554 1,779,718	96.98 3.02	81.64 2.55 7.32
Jeff Lawrence	For Withheld Non Votes	19,871,883 583,394 1,779,718	97.15 2.85	81.79 2.40 7.32
Kathleen O’Neil	For Withheld Non Votes	20,382,472 72,805 1,779,718	99.64 0.36	83.89 0.30 7.32
Stephen Richards	For Withheld Non Votes	19,867,037 588,240 1,779,718	97.12 2.88	81.77 2.42 7.32
Robert van Schoonenberg	For Withheld Non Votes	19,866,527 588,750 1,779,718	97.12 2.88	81.77 2.42 7.32

(1)	Approval of the Company’s Second Amended and Restated 2004 Equity Incentive Plan:

Proposal	Vote type	Voted	Voted (%)	Outstanding (%)
2004 EQUITY PLAN	For Against Abstain Non Votes	15,989,294 4,462,387 3,596 1,779,718	78.16 21.82 0.02	65.82 18.36 0.01 7.32

(2)	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants for its fiscal year ending December 31, 2010.

Proposal	Vote type	Voted	Voted (%)	Outstanding (%)
ACCOUNTANTS	For Against Abstain Non Votes	22,208,251 16,468 10,276 0.000000	99.88 0.07 0.05	91.40 0.07 0.04 0.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.
(a Delaware Corporation)

/s/ VICTOR LIMONGELLI
Victor Limongelli
Chief Executive Officer, President and Director

April 27, 2010